As filed with the U.S. Securities and Exchange Commission on August 12, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
OR ROYALTIES INC.
(Exact name of registrant as specified in its charter)
Québec, Canada
(Province or other jurisdiction of incorporation or organization)
1040
(Primary Standard Industrial Classification Code Number, if applicable)
Not applicable
(I.R.S. Employer Identification No., if applicable)
1100 avenue des Canadiens-de-Montréal
Suite 300, Montreal, Québec
H3B 2S2
Tel: (514) 940-0670
(Address and telephone number of Registrant’s principal executive offices)
C T Corporation System
28 Liberty Street
New York, New York 10005
Tel: (212) 894-8940
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)
Copies to:
André Le Bel OR Royalties Inc. 1100 avenue des Canadiens- de-Montréal, Suite 300 Montreal, Québec Canada, H3B 2S2 Tel: (514) 940-0670	Thomas M. Rose Shona Smith Troutman Pepper Locke LLP 111 Huntington Avenue 9th Floor Boston, Massachusetts 02199-7613 United States Telephone: (757) 687-7715	David Massé Stikeman Elliott LLP 1155 René-Lévesque Blvd. West 41st Floor Montréal Québec H3B 3V2 Canada Tel: (514) 397-3685
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
Province of Québec, Canada
(Principal jurisdiction regulating this offering)
It is proposed that this filing shall become effective (check appropriate box below):
A.	☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check the appropriate box below):
1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the U.S. Securities and Exchange Commission (the “Commission”), acting pursuant to Section 8(a) of the Act, may determine.

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This short form prospectus is a base shelf prospectus. This short form base shelf prospectus has been filed under the legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities. This short form base shelf prospectus has been filed in reliance on an exemption from the preliminary base shelf prospectus requirements for a well-known seasoned issuer.
No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.
Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of OR Royalties Inc., 1100 avenue des Canadiens-de-Montréal, Suite 300, P.O. Box 211, Montréal, Québec, Canada, H3B 2S2 (Telephone: (514) 940-0670), and are also available electronically at www.sedarplus.ca.
SHORT FORM BASE SHELF PROSPECTUS
New IssueAugust 12, 2025
OR ROYALTIES INC.
Common Shares
Debt Securities
Warrants
Subscription Receipts
Units
OR Royalties Inc. (“OR Royalties” or the “Corporation”) may offer and sell from time to time the following securities: common shares in the capital of the Corporation (“Common Shares”), debt securities which may consist of bonds, debentures, notes or other evidences of indebtedness of any kind, nature or description and which may be issuable in series (“Debt Securities”), warrants to purchase Common Shares and other Securities (as defined below) (“Warrants”), subscription receipts convertible into Common Shares or other Securities (“Subscription Receipts”), and units comprised of one or more of any of the other Securities, or any combination of such Securities (“Units”), or any combination of such securities (all of the foregoing collectively, the “Securities” and individually, a “Security”), in one or more transactions during the 25-month period that this short form base shelf prospectus (the “Prospectus”), including any amendments hereto, remains effective.
The Corporation is permitted under the multijurisdictional disclosure system (“MJDS”) adopted by the securities regulatory authorities in Canada and the United States to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference in this Prospectus have been prepared in accordance with IFRS Accounting Standards (“IFRS”) as issued by the International Accounting Standards Board and thus may not be comparable to financial statements of United States companies prepared under United States generally accepted accounting principles. The Corporation’s financial statements are subject to audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and the Corporation’s auditor is subject to both Canadian auditor independence standards and the auditor independence standards of he PCAOB and the United States Securities and Exchange Commission (the “SEC”).

Prospective investors in the Securities should be aware that the acquisition of the Securities may have tax consequences both in Canada and the United States. Such consequences for investors who are resident in, or citizens of, the United States and Canada may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion contained in this Prospectus under the heading “Certain Canadian Federal Income Tax Considerations” and “Certain U.S. Federal Income Tax Considerations” as well as the tax discussion, if any, contained in the applicable Prospectus Supplement with respect to a particular offering of Securities and consult their own tax advisor with respect to their own particular circumstances.
The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the laws of a province of Canada, that most of its officers and directors are not residents of the United States, that some or all experts named herein are not residents of the United States, and that a substantial portion of the assets of the Corporation and said persons are located outside the United States. See “Enforceability of Civil Liabilities”.
THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC NOR ANY STATE OR CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY NOR HAS THE SEC OR ANY STATE OR CANADIAN SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.
The Corporation will provide the specific terms of any offering of Securities, including the specific terms of the Securities with respect to a particular offering and the terms of such offering, in one or more prospectus supplements (each a “Prospectus Supplement”) to this Prospectus and may include, where applicable, (i) in the case of Common Shares, the number of Common Shares being offered, the offering price, and any other terms specific to the Common Shares being offered; (ii) in the case of Debt Securities, their specific designation, aggregate principal amount, denominations, currency, maturity, rate (which may be fixed or variable) and time of payment of interest, any terms for redemption at the option of the Corporation or the holder, any terms for sinking fund payments, conditions and procedures for the exchange of the Debt Securities into or for Common Shares and/or other Securities, the public offering price (or the manner of determination thereof if offered on a non-fixed price basis), any terms for subordination to other indebtedness, whether the Debt Securities will be secured by any asset or guaranteed by any other person, the material covenants applicable to the Debt Securities, any listing on a securities exchange, and any other terms specific to the Debt Securities being offered; (iii) in the case of Warrants, the offering price, the designation, the number and the terms of the Common Shares and/or other Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise, any listing on a securities exchange, and any other terms specific to the Warrants being offered; (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, the conditions and procedures for the exchange of the Subscription Receipts for Common Shares and/or other Securities, provisions applicable to any escrow of the proceeds from the sale of the Subscription Receipts and for the release of such proceeds from escrow, any securities exchange listing, and any other terms specific to the Subscription Receipts being offered; and (v) in the case of Units, the designation and terms of the Units and of the Securities comprising the Units and any other terms specific to the Units being offered. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus. The Securities may be offered separately or together or in any combination, and as separate series.
In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Corporation or subsidiary of the Corporation. The consideration of any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.
All shelf information permitted under applicable securities legislation to be omitted from this Prospectus, including as permitted under the WKSI Blanket Orders (as defined herein), will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of applicable securities legislation as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains.
This Prospectus constitutes a public offering of Securities only in those jurisdictions where they may be lawfully offered for sale, and therein only by persons permitted to sell the Securities. The Corporation may offer and sell the Securities to or through underwriters purchasing as principal and may also sell the Securities to one or more purchasers directly, through applicable statutory exemptions, or through agents designated by the Corporation from time to time. The Securities may be sold from time to time in one or more transactions at fixed prices or not at fixed prices, such as market prices prevailing at the time of sale, prices related to such prevailing market prices or prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of such Securities, as well as the method of distribution and the terms of the offering of such Securities, including the initial offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution), the net proceeds to the Corporation and, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents, and any other material terms.
This Prospectus may qualify an “at-the-market distribution”. The Securities may be offered and sold pursuant to this Prospectus through underwriters, dealers, directly or through agents designated from time to time at amounts and prices and other terms determined by the Corporation. In connection with any underwritten offering of Securities other than an “at-the-market distribution” (as defined in National Instrument 44-102 — Shelf Distributions), unless otherwise specified in the relevant Prospectus Supplement, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels other than those that might otherwise prevail on the open market. Such transactions, if commenced, may be commenced, interrupted or discontinued at any time. No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.
The Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”) under the trading symbol “OR”. On August 11, 2025, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX and the NYSE was $42.22 and US$30.64 respectively.
As of August 11, 2025, the Corporation has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders. See “Well-Known Seasoned Issuer”.
Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Warrants, Subscription Receipts and Units will not be listed on any securities exchange. There is currently no market through which Securities other than Common Shares may be sold, and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of the Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See “Risk Factors”.
An investment in the Securities is highly speculative and involves significant risks that should be carefully considered by prospective investors before purchasing such Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein should be carefully reviewed and considered by prospective investors in connection with an investment in such Securities. See “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors”.
No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents hereof.
No person is authorized by the Corporation to provide any information or to make any representation other than as contained in this Prospectus in connection with the issue and sale of the Securities offered hereunder. Prospective investors should assume that the information appearing in this Prospectus or any Prospectus Supplement is accurate only as of the date of such document unless otherwise specified. The Corporation’s business, financial condition, results of operations and prospects may have changed since such date.
Edie Hofmeister, a director of the Corporation, resides outside Canada. Mrs. Hofmeister has appointed the Corporation as agent of service of process at 1100 avenue des Canadiens-de-Montréal, Suite 300, P.O. Box 211, Montréal, Québec, Canada, H3B 2S2. Prospective investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.
The head office of OR Royalties is located at 1100 avenue des Canadiens-de-Montréal, Suite 300, P.O. Box 211, Montréal, Québec, Canada, H3B 2S2. The registered office of OR Royalties is located at 1100 avenue des Canadiens-de-Montréal, Suite 300, P.O. Box 211, Montréal, Québec, Canada, H3B 2S2.

GENERAL MATTERS
Unless otherwise noted or the context indicates otherwise, the “Corporation” or “OR Royalties” refer to OR Royalties Inc. and its wholly-owned subsidiaries. The Corporation has not authorized anyone to provide readers with information different from that contained in this Prospectus and the Corporation’s registration statement on Form F-10 (the “Registration Statement”) of which this Prospectus forms a part. The Corporation takes no responsibility for, and can provide no assurance as to the reliability of any other information that others may give readers of this Prospectus. The Corporation is not making an offer of Securities in any jurisdiction where the offer is not permitted.
Readers should not assume that the information contained or incorporated by reference in this Prospectus is accurate as of any date other than the date of this Prospectus or the respective dates of the documents incorporated by reference herein, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Corporation may have changed since those dates.
This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities as described in one or more Prospectus Supplements. The Corporation does not undertake to update the information contained or incorporated by reference herein, including any Prospectus Supplement, except as required by applicable securities laws. Information contained on, or otherwise accessed through, the website of the Corporation, www.orroyalties.com, shall not be deemed to be a part of this Prospectus and such information is not incorporated by reference herein. The documents incorporated by reference in this Prospectus include website addresses and references to additional materials found on those websites. These websites and information contained on or accessible through these websites are not incorporated by reference into, and do not form a part of, this Prospectus or any other report or document which the Corporation files with the Canadian securities regulators or the SEC, and any references to any websites are intended to be inactive textual references only.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This Prospectus and the documents incorporated by reference herein contain or incorporate by reference “forward-looking information” or “forward-looking statements” within the meaning of applicable Canadian and United States securities laws (collectively referred to herein as “forward-looking information”) including the “safe harbour” provisions of provincial securities legislation, the U.S. Private Securities Litigation Reform Act of 1995, Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), with respect to the Corporation. Any statement that involves, without limitation, predictions, expectations, interpretations, beliefs, plans, projections, objectives, assumptions, future events, production estimates (including increase of production) of OR Royalties’ assets (including any estimate of gold equivalent ounces to be received for any future period), timely developments of mining properties over which OR Royalties has royalties, streams, offtakes and investments, management’s expectations regarding OR Royalties’ growth, results of operations, estimated future revenues, production costs, carrying value of assets, ability to continue to pay dividends, requirements for additional capital, business prospects and opportunities, future demand for and fluctuation of prices of commodities (including outlook on gold, silver, diamonds, other commodities), currency markets and general market conditions are not statements of historical fact and may be forward-looking information. In addition, statements and estimates (including data in tables) relating to mineral reserves and mineral resources and gold equivalent ounces are forward-looking information, as they involve implied assessment, based on certain estimates and assumptions, and no assurance can be given that the estimates will be realized. Statements that are not historical facts and which are generally, but not always, identified by words such as “expects”, or “does not expect”, “is expected”, “interpreted”, “management’s view”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “potential”, “feasibility”, “believes”, “intends” or “projects”, and similar expressions or variations of such words and phrases or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken to occur or be achieved may be forward-looking information. Although OR Royalties believes the expectations expressed in such forward-looking information are based on reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors and are not guarantees of future performance and actual results may accordingly differ materially from those in forward-looking information. Factors that could cause the actual results to differ materially from those in forward-looking information include, without limitation:
(i)
with respect to properties in which OR Royalties holds a royalty, stream or other interest, risks related to: (a) the operators of the properties, (b) the timely development, permitting, construction, commencement of production and ramp-up of mining operations (including operating and technical challenges), (c) the differences in the rate and timing of production from resource estimates or production forecasts by operators, (d) the differences in the conversion rate from mineral resources to mineral reserves and the ability to replace resources, (e) the unfavorable outcome of any challenges or litigation relating to the title of mineral properties, or to the permits or licenses, held by operators, (f) hazards and uncertainty associated with the business of mineral exploration and development and mining operations including, but not limited to unusual or unexpected geological and metallurgical conditions, slope failures or cave-ins, flooding and other natural disasters or civil unrest or other uninsured risks;

(ii)
with respect to external factors: (a) fluctuations in the prices of the commodities that drive royalties, streams, offtakes and investments held by OR Royalties, (b) volatility in commodity and input prices, including as a result of trade wars or new tariff barriers, (c) fluctuations in the value of the Canadian dollar relative to the U.S. dollar, (d) regulatory changes by national and local governments, including changes to permitting and licensing regimes and taxation policies; (e) regulations and political or economic developments in any of the countries where properties in which OR Royalties holds a royalty, stream or other interest are located or through which they are held, (f) the continued availability of capital and financing and general economic, market or business conditions, and (g) the responses of relevant governments to any health epidemic, pandemic and other outbreak of infectious disease and the effectiveness of such response and the potential impact of any health epidemic, pandemic and other outbreak of infectious disease on OR Royalties’ business, operations and financial condition; and

(iii)
with respect to internal factors: (a) business opportunities that may or not become available to, or are pursued by OR Royalties or (b) the integration of acquired assets.

The forward-looking information contained in this Prospectus and the documents incorporated by reference in this Prospectus are based upon assumptions management believes to be reasonable, including, without limitation: (i) the absence of significant change in the Corporation’s ongoing income and assets relating to determination of its “passive foreign investment company” status as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, (ii) the absence of any other factors that could cause actions, events or results to differ from those anticipated, estimated or intended and, with respect to properties in which OR Royalties holds a royalty, stream or other interest, (iii) the ongoing operation of the properties by the owners or operators of such properties in a manner consistent with past practice and with public disclosure (including forecast of production), (iv) the accuracy of public statements and disclosures made by the owners or operators of such underlying properties (including expectations for the development of underlying properties that are not yet in production), (v) the absence of any adverse development in respect of any significant property, (vi) the assumption that statements and estimates relating to mineral reserves and mineral resources by owners and operators are accurate, and (vii) the implementation of an adequate plan for the integration of acquired assets.
Certain of the forward-looking information contained herein concerning the mining industry and OR Royalties’ general expectations concerning the mining industry are based on estimates prepared by OR Royalties using data from publicly available industry sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which OR Royalties believes to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, this data is inherently imprecise. While OR Royalties is not aware of any misstatement regarding any industry data presented herein, the mining industry involves risks and uncertainties that are subject to change based on various factors.

For a more detailed discussion of these factors and other risks, see the section entitled “Risk Factors” herein and the section entitled “Risk Factors” contained in the AIF (as defined herein). Although OR Royalties has attempted to identify important factors that could cause actual plans, actions, events or results to differ materially from those described in forward-looking information, there may be other factors that cause plans, actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking information will prove to be accurate, as actual plans, results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking information. OR Royalties undertakes no obligation to update any of the forward-looking information in this Prospectus and the documents incorporated by reference in this Prospectus, except as required by law. Unless otherwise indicated, all forward-looking information contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference in this Prospectus or in any Prospectus Supplement is given as of the date hereof or thereof.
CAUTIONARY NOTE TO U.S. INVESTORS REGARDING THE USE OF
MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES
We are permitted under the MJDS to prepare this Prospectus, including the documents incorporated by reference, in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws. As a result, information regarding mineral properties, mineralization and estimates of mineral reserves and mineral resources has been prepared in accordance with Canadian reporting requirements, which are governed by National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) — CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the “CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.
Canadian standards, including NI 43-101, differ significantly from the disclosure requirements of the SEC under subpart 1300 of Regulation S-K (the “SEC Mineralization Rules”). The Corporation is not required to provide disclosure on its mineral properties under the SEC Mineralization Rules and provides disclosure under NI 43-101 and the CIM Definition Standards. Accordingly, information contained in this prospectus, or the documents incorporated by reference herein, may differ significantly from the information that would be disclosed had the Corporation prepared the mineral resource estimates under the standards adopted under the SEC Mineralization Rules.
CAUTIONARY NOTE TO U.S. INVESTORS
REGARDING PREPARATION OF FINANCIAL INFORMATION
As a Canadian company, OR Royalties prepares its financial statements in accordance with IFRS. Consequently, all of the financial statements and financial information of OR Royalties included or incorporated herein is prepared in accordance with IFRS, which is materially different from financial statements and financial information prepared in accordance with U.S. generally accepted accounting principles.
CAUTIONARY NOTE REGARDING NON-IFRS FINANCIAL MEASURES
OR Royalties has included certain performance measures that do not have any standardized meaning prescribed by IFRS including “cash margin (in dollars and in percentage of revenues)”, “adjusted earnings (loss)” and “adjusted earnings (loss) per basic share” to supplement its consolidated financial statements, which are incorporated by reference herein and presented in accordance with IFRS.
The presentation of these non-IFRS measures is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS. These measures are not necessarily indicative of operating profit or cash flow from operations as determined under IFRS. As OR Royalties’ operations are primarily focused on precious metals, the Corporation presents cash margins and adjusted earnings (loss) as it believes that certain investors use this information, together with measures determined in accordance with IFRS, to evaluate the Corporation’s performance in comparison to other companies in the precious metals mining industry who present results on a similar basis. However, other companies may calculate these non-IFRS measures differently. For further information regarding the non-IFRS financial measures used by OR Royalties, see “Non-IFRS Financial Performance Measures” in the Annual MD&A and Q2 Interim MD&A (each as defined herein). The Annual MD&A and Q2 Interim MD&A are incorporated by reference herein. The Annual MD&A and Q2 Interim MD&A are available on the System for Electronic Document Analysis and Retrieval (“SEDAR+”) at www.sedarplus.ca and at the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system at www.sec.gov.
ENFORCEABILITY OF CIVIL LIABILITIES
The Corporation is incorporated under and governed by the Business Corporations Act (Québec). Edie Hofmeister, a director of the Corporation, resides outside of Canada and has appointed the following agent as her agent for service of process:
Name of Person	Name and Address of Agent
Edie Hofmeister	OR Royalties Inc. 1100 avenue des Canadiens-de-Montréal, Suite 300 P.O. Box 211 Montréal, Québec, Canada, H3B 2S2
Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.
In addition, most of the Corporation’s directors and officers, and some or all of the experts named in this Prospectus, are residents of Canada or otherwise reside outside of the United States, and a substantial portion of their assets, and a substantial portion of the Corporation’s assets, are located outside the United States. The Corporation has appointed an agent for service of process in the United States, but it may be difficult for any holders of the Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Corporation’s civil liability and the civil liability of the Corporation’s directors and officers and experts under the United States federal securities laws. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.
The Corporation filed with the SEC, concurrently with the Corporation’s Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed CT Corporation System at 28 Liberty St., New York, New York 10005, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving the Corporation in a United States court arising out of or related to or concerning the offering of Securities under this Prospectus.
IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
Investors should rely only on information contained in this Prospectus, each applicable Prospectus Supplement or any information incorporated by reference herein and therein. The Corporation has not authorized anyone to provide investors with different or additional information. If anyone provides the reader with different or additional information, the reader should not rely on it. The Corporation is not making an offer to sell the Securities in any jurisdiction where the offer or sale is not permitted. Investors should assume that the information contained in this Prospectus, any Prospectus Supplement or in any document incorporated or deemed to be incorporated by reference in this Prospectus and any Prospectus Supplement(s) is accurate only as of the respective date of the document in which such information appears. The business, financial condition, results of operations and prospects of the Corporation may have changed since those dates.

CURRENCY PRESENTATION AND FINANCIAL INFORMATION
Unless otherwise indicated, all references to monetary amounts in this Prospectus are denominated in United States dollars. The financial statements of the Corporation incorporated herein by reference are reported in United States dollars and are prepared in accordance with IFRS. Unless otherwise indicated, all references to “$”, “US$” and “dollars” in this Prospectus refer to United States dollars. References to “C$” in this Prospectus refer to Canadian dollars.
The following table sets forth, for each period indicated, the low and high exchange rates for United States dollars expressed in Canadian dollars, the exchange rate at the end of such period and the average of such exchange rates for each day during such period, based on the rate of exchange as reported by the Bank of Canada for the conversion of one United States dollar into Canadian dollars:
	Six months Ended June 30, 2025	Year Ended December 31,
		2024	2023	2022
	(C$)	(C$)	(C$)	(C$)
Low	1.3558	1.3316	1.3128	1.2451
High	1.4603	1.4416	1.3875	1.3856
Period End	1.3643	1.4389	1.3226	1.3544
Average	1.4094	1.3698	1.3497	1.3013
On August 11, 2025, the rate of exchange for one United States dollar, expressed in Canadian dollars, based on the Bank of Canada, was US$1.00=C$1.3785 (or C$1.00 =US$0.7254).
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of OR Royalties Inc., 1100 avenue des Canadiens-de-Montréal, Suite 300, P.O. Box 211, Montréal, Québec, Canada, H3B 2S2 (514) 940-0670, and are also available electronically under the issuer profile of the Corporation at www.sedarplus.ca. The filings of the Corporation through SEDAR+ are not incorporated by reference in this Prospectus except as specifically set out herein.
The information incorporated by reference is considered part of this Prospectus, and information filed with the securities commission or similar authorities in Canada subsequent to this Prospectus and prior to the termination of a particular offering of Securities referred to in any Prospectus Supplement will be deemed to update and, if applicable, supersede this information. Except as may be set forth in a Prospectus Supplement, the following documents of the Corporation, filed with securities commissions or similar authorities in Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus:
(a)
the annual information form of the Corporation for the fiscal year ended December 31, 2024, dated March 26, 2025 (the “AIF”);

(b)
the audited consolidated financial statements of the Corporation as at and for the years ended December 31, 2024 and December 31, 2023, together with the notes thereto (the “Annual Financial Statements”) and the report of independent registered public accounting firm thereon, dated February 19, 2025;

(c)
the management’s discussion and analysis of the Corporation dated February 19, 2025 relating to the Annual Financial Statements (the “Annual MD&A”);

(d)
the unaudited condensed interim consolidated financial statements of the Corporation as at June 30, 2025 and for the three and six months then ended, together with the notes thereto (the “Q2 Interim Financial Statements”);

(e)
the management’s discussion and analysis of the Corporation dated August 5, 2025 relating to the Q2 Interim Financial Statements (the “Q2 Interim MD&A”); and

(f)
the management information circular of the Corporation dated March 25, 2025 in connection with the annual and special meeting of shareholders of the Corporation held on May 8, 2025.

Any document of the type referred to in section 11.1 of Form 44-101F1 Short Form Prospectus filed by the Corporation after the date of this Prospectus and all Prospectus Supplements (only in respect to the offering of Securities to which that particular Prospectus Supplement relates) disclosing additional or updated information including the documents incorporated by reference therein, filed pursuant to the requirements of applicable securities legislation in Canada and during the period that this Prospectus is effective, shall be deemed to be incorporated by reference in, and form an integral part of, this Prospectus.
In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished to the SEC by the Corporation after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part. The Corporation may also incorporate by reference into this Prospectus or the Registration Statement of which it forms a part, other information filed with or furnished to the SEC under the U.S. Exchange Act, provided that information included in any report on Form 6-K or Form 8-K shall be so deemed to be incorporated by reference only if and to the extent expressly provided in such Form 6-K or Form 8-K. The documents of the Corporation filed with, or furnished to, the SEC are or will be made available through EDGAR at www.sec.gov.
Upon a new annual information form, new audited annual consolidated financial statements (and accompanying management’s discussion and analysis) being filed by the Corporation with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual information form, the previous audited annual consolidated financial statements and all interim consolidated financial statements (and in each case the accompanying management’s discussion and analysis), and material change reports, filed prior to the commencement of the financial year of the Corporation in which the new annual information form is filed shall be deemed to no longer be incorporated into this Prospectus for purpose of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by the Corporation with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations filed prior to such new interim consolidated financial statements and management’s discussion and analysis shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by the Corporation with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.
A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities, together with this Prospectus, and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement but only for the purpose of the offering of the Securities covered by that Prospectus Supplement.
In addition, certain marketing materials (as the term is defined in applicable Canadian securities legislation) may be used in connection with a distribution of Securities under this Prospectus and applicable Prospectus Supplement(s). Any “template version” of “marketing materials” (as those terms are defined in applicable Canadian securities legislation) pertaining to a distribution of Securities, and filed by the Corporation after the date of the Prospectus Supplement for the distribution and before the termination of the distribution of such Securities, will be deemed to be incorporated by reference in that Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.
Documents referenced in any of the documents incorporated by reference in this Prospectus but not expressly incorporated by reference therein or herein and not otherwise required to be incorporated by reference therein or in this Prospectus are not incorporated by reference in this Prospectus.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein, in any Prospectus Supplement hereto or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.
WHERE YOU CAN FIND MORE INFORMATION
The Corporation has filed with the SEC a Registration Statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information contained in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. See “Documents Filed as Part of the Registration Statement”. For further information with respect to the Corporation and the Securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus, including the documents incorporated by reference herein, as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. Each time the Corporation sells Securities under the Registration Statement, the Corporation will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.
The Corporation is subject to the informational requirements of the U.S. Exchange Act and the applicable Canadian requirements, and in accordance therewith, files reports and other information with the SEC and with securities regulatory authorities in Canada. Under the MJDS adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a foreign private issuer, the Corporation is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation’s officers and directors are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act.
The Corporation’s reports and other information filed with or furnished to the SEC are available from EDGAR, at www.sec.gov. The Corporation’s Canadian filings are available on SEDAR+, at www.sedarplus.ca. Unless specifically incorporated by reference herein, documents filed or furnished by the Corporation on SEDAR+ or EDGAR are neither incorporated in nor part of this Prospectus.
TECHNICAL AND THIRD PARTY INFORMATION
Guy Desharnais, Ph.D., P.Geo, who is a “qualified person” for the purpose of NI 43-101, has reviewed and approved the scientific and technical information set out herein, and is named in the AIF (as defined herein) as having reviewed and approved certain scientific and technical information as set out under the heading “Material Mineral Projects” with respect to the 3-5% net smelter return royalty on the producing Canadian Malartic mine (the “Canadian Malartic Royalty”).
Except where otherwise stated, the disclosure in this Prospectus, including the documents incorporated by reference herein, relating to properties and operations on the properties in which the Corporation holds royalty, stream or other interests, including the disclosure relating to the Canadian Malartic mine, is generally based on information publicly disclosed by the owner or operator of these properties and information/data available in the public domain as at the date hereof or as of the date of (or as specified in) the document incorporated by reference herein, and none of this information has been independently verified by OR Royalties. Specifically, as a royalty, stream or other interest holder, OR Royalties has limited, if any, access to properties underlying its asset portfolio. Additionally, OR Royalties may from time to time receive operating information from the owners and operators of the properties, which it is not permitted to disclose to the public. OR Royalties is dependent on the operators of the properties and their qualified persons to provide information to OR Royalties or on publicly available information to prepare required disclosure pertaining to properties and operations on the properties on which OR Royalties holds royalty, stream or other interests and generally has limited or no ability to independently verify such information. Although OR Royalties does not have any knowledge that such information is not accurate, there can be no assurance that such third party information is complete or accurate. Some information publicly reported by operators may relate to a larger property than the area covered by OR Royalties’ royalty, stream or other interests. OR Royalties’ royalty, stream or other interests generally cover less than 100%, and sometimes only a small portion of, the publicly reported mineral reserves, mineral resources and production of the property.
THE CORPORATION
The Corporation was incorporated on April 29, 2014 under the name “Osisko Gold Royalties Ltd” pursuant to the Business Corporations Act (Québec), as a wholly-owned subsidiary of Osisko Mining Corporation, prior to its name change to “Canadian Malartic Corporation” (“CMC”). Following the completion on June 16, 2014 of a plan of arrangement pursuant to the Canada Business Corporations Act involving, among others, CMC, Agnico Eagle Mines Limited and Yamana Gold Inc., the Corporation became a reporting issuer in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario and Québec, and the Common Shares were listed on the TSX under the symbol “OR”. On July 6, 2016, the Common Shares began trading on the NYSE under the symbol “OR”. On May 8, 2025, the Corporation announced it had completed its name change to “OR Royalties Inc.”, and “Redevances OR Inc.” in French, following receipt of shareholder approval at its annual and special general meeting of shareholders held earlier that day. The ticker symbol for the Corporation’s Common Shares remained unchanged as “OR” on both the TSX and the NYSE.
As of the date of this Prospectus, the Corporation is a reporting issuer in each of the provinces and territories of Canada and in the United States.
The Corporation’s head and registered office is located at 1100 avenue des Canadiens-de-Montréal, Suite 300, Montréal, Québec, Canada, H3B 2S2.
THE BUSINESS OF THE CORPORATION
OR Royalties is engaged in the business of acquiring and managing royalties, streams and similar interests on precious metals and other commodities that fit OR Royalties’ risk/reward objectives. OR Royalties owns a portfolio of royalties, streams, options on royalty/stream financings and exclusive rights to participate in future royalty/stream financings on various projects. The Corporation’s cornerstone asset is the Canadian Malartic Royalty.
OR Royalties is focused on acquiring high quality, long-life precious metals royalty and streams on assets located in favourable jurisdictions that are operated by established mining companies. The Corporation deploys capital through the acquisition of royalty and stream investments on metal mining projects at various stages of operation and development. OR Royalties endeavours to provide investors with lower-risk precious metal exposure via a geographically and operationally diversified asset base. OR Royalties’ objective is to deploy capital into new and accretive investment opportunities to further enhance its growth profile.
As at August 5, 2025, OR Royalties owned a portfolio of 180 royalties, 15 streams and 3 offtakes, as well as 8 royalty options. Currently, the Corporation has 22 producing assets.
MATERIAL MINERAL PROJECTS
OR Royalties considers the Canadian Malartic Royalty to currently be its only material mineral project for the purposes of NI 43-101.
RECENT DEVELOPMENTS
Other than as described below, there have been no material developments in the business of the Corporation since June 30, 2025, the date of the Q2 Interim Financial Statements, which have not been disclosed in this prospectus or the documents incorporated by reference herein.

CONSOLIDATED CAPITALIZATION
There have been no material changes in the Corporation’s share and loan capital structure, on a consolidated basis, since the date of the Q2 Interim Financial Statements. The applicable Prospectus Supplement will describe any material change in, and the effect of such material change on, the share and loan capitalization of the Corporation since the date of the Corporation’s financial statements for its most recently completed financial period included in such Prospectus Supplement, including material change that will result from the issuance of Securities pursuant to such Prospectus Supplement.
USE OF PROCEEDS
The net proceeds to the Corporation from any offering of Securities, the proposed use of those proceeds and the specific business objectives which the Corporation expects to accomplish with such proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities.
There may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, management of the Corporation will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that the Corporation spends in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under “Risk Factors” and any other factors set forth in the applicable Prospectus Supplement.
PLAN OF DISTRIBUTION
The plan of distribution with respect to an offering of Securities under this Prospectus will be described in the Prospectus Supplement for the applicable distribution of Securities.
EARNINGS COVERAGE RATIOS
The applicable Prospectus Supplement will provide, as required, the earnings coverage ratios with respect to issuance of Debt Securities pursuant to such Prospectus Supplement.
PRIOR SALES
Prior sales of Securities will be provided, as required, in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.
TRADING PRICE AND VOLUME
Trading price and volume of Securities will be provided, as required, in each Prospectus Supplement to this Prospectus.
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The applicable Prospectus Supplement may describe certain Canadian federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of the applicable Securities, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax considerations.
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The applicable Prospectus Supplement may describe certain U.S federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of the applicable Securities.
RISK FACTORS
Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including the applicable Prospectus Supplement. Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement. Some of the risk factors described in the documents incorporated by reference herein and/or the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, the Corporation’s business, prospects, financial condition, results of operations or cash flows, or your investment in the Securities could be materially adversely affected. Additional risks and uncertainties of which the Corporation currently is unaware or that are unknown or that it currently deems to be immaterial could have a material adverse effect on the Corporation’s business, financial condition and results of operation. The Corporation can provide no assurance that it will successfully address any or all of these risks. For additional information in respect of the risks affecting our business, see the section “Risk Factors” of our Annual Information Form, and our other filings with the Canadian securities regulatory authorities and the SEC, all of which are available under our profiles on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov.
INTEREST OF EXPERTS
Guy Desharnais, Ph.D., P.Geo, has reviewed and approved certain scientific and technical information as set out herein in relation to the Corporation and is named in the AIF, Annual MD&A and Q2 Interim MD&A as having reviewed and approved certain scientific and technical information set out therein.
As of the date hereof, Dr. Guy Desharnais, Ph.D., P.Geo, holds (i) 31,248 Common Shares, (ii) 77,600 options to purchase Common Shares, and (iii) 41,430 restricted share units.
To the knowledge of the Corporation, as of the date hereof, Dr. Desharnais holds less than 1.0% of any class of outstanding securities of the Corporation or any associate or affiliate of the Corporation.
LEGAL MATTERS
Unless otherwise specified in the Prospectus Supplement relating to an offering of Securities, certain legal matters relating to the distribution of the Securities pursuant to this Prospectus will be passed upon on behalf of the Corporation by Stikeman Elliott LLP in relation to Canadian law and by Troutman Pepper Locke LLP in relation to U.S. law.
WELL-KNOWN SEASONED ISSUER
The securities regulatory authorities in each of the provinces and territories of Canada have adopted substantively harmonized blanket orders, including DÉCISION No 2021-PDG-0066 Décision générale relative à une dispense de certaines obligations du régime de prospectus préalable au bénéfice d’émetteurs établis bien connus (together with the equivalent local blanket orders in each of the other provinces and territories of Canada, collectively, the “WKSI Blanket Orders”). This Prospectus has been filed by the Corporation in reliance upon the WKSI Blanket Orders, which permit “well-known seasoned issuers”, or “WKSIs”, to file a final short form base shelf prospectus as the first public step in an offering, and exempt qualifying issuers from certain disclosure requirements relating to such final short form base shelf prospectus. As of August 11, 2025, the Corporation has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders.
ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS
Edie Hofmeister, a director of the Corporation, resides outside Canada. Mrs. Hofmeister has appointed the Corporation as agent of service of process at 1100 avenue des Canadiens-de-Montréal, Suite 300, P.O. Box 211, Montréal, Québec, Canada, H3B 2S2. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been, or will be, filed with the SEC as part of the Registration Statement, of which this Prospectus forms a part: (1) the documents listed under the heading “Documents Incorporated by Reference” in this Prospectus; (2) the consent of the Corporation’s independent registered public accounting firm, PricewaterhouseCoopers LLP; (3) the consent of the “qualified person” (for the purposes of NI 43-101) referred to in this Prospectus under the heading of “Interest of Experts”; (4) the powers of attorney from certain directors and officers of the Corporation; and (5) the form of indenture for any Debt Securities issued under this Prospectus. A copy of the form of any applicable underwriting agreement, warrant agreement, warrant indenture, subscription receipt agreement, supplemental indenture or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or incorporated by reference to documents filed with or furnished to the SEC under the U.S. Exchange Act.
AUDITORS, TRANSFER AGENT AND REGISTRAR
The independent registered public accounting firm of the Corporation is PricewaterhouseCoopers LLP, a partnership of Chartered Professional Accountants, located at 1250 René-Lévesque Boulevard West, Suite 2500, Montréal, Québec, Canada H3B 4Y1. PricewaterhouseCoopers LLP has confirmed that it is independent of the Corporation within the meaning of the Chartered Professional Accountants of Québec CPA Code of Professional Conduct and in accordance with the rules of the SEC and the Public Company Accounting Oversight Board (PCAOB) on auditor independence.
The transfer agent and registrar for the Common Shares is TSX Trust Company, which is located at 2001 Robert-Bourassa, Suite 1600, Montréal, Québec, Canada H3A 2A6, where transfers of the Common Shares may be recorded.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
Indemnification of Directors and Officers
Under the Business Corporations Act (Quebec) (the “QBCA”) and the by-laws of the Registrant, the Registrant must indemnify director or officer of the Registrant, a former director or officer of the Registrant, a mandatary or another individual who acts or acted at the Registrant’s request as a director or officer of another group against all costs, charges and expenses reasonably incurred in the exercise of their functions, including an amount paid to settle an action or satisfy a judgment, or arising from any investigative or other proceeding in which the individual is involved if (1) the individual acted honestly and with loyalty in the interest of the Registrant, or, as the case may be, in the interest of the other group for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request; and (2) in the case of a proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful (the “Indemnity Conditions”). The Registrant must also advance moneys to such a person for the costs, charges and expenses of a proceeding referred to above. In the event that a court or any other competent authority judges that the Indemnity Conditions are not fulfilled, the Registrant may not indemnify the person and the person must repay to the Registrant any moneys advanced for such purposes. Furthermore, the Registrant may not indemnify such person if the court determines that the person has committed an intentional or gross fault. In such a case, the person must repay to the Registrant any moneys advanced. The Registrant may also, with the approval of the court, in respect of an action by or on behalf of it or any other group as referred to above, against such a person, advance the necessary moneys to the person or indemnify the person against all costs, charges and expenses reasonably incurred by the person in connection with the action, if the person fulfills the Indemnity Conditions.
In addition to the provisions of the QBCA, the by-laws of the Registrant provide that the Registrant may purchase and maintain insurance for the benefit of its directors, officers and other mandataries against any liability incurred by them as such in their capacity as directors, officers or mandatories of another group, if they act, or acted in that capacity at the Registrant’s request. The Registrant has purchased third party director and officer liability insurance. In addition, the Registrant has entered into indemnity agreements with its directors.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.
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PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1.   Undertaking
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.
Item 2.   Consent to Service of Process
A written Appointment of Agent for Service of Process and Undertaking on Form F-X for the Registrant and its agent for service of process is being filed concurrently herewith.
Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement on Form F-10.
III-1

EXHIBIT INDEX
Exhibit Number	Description
4.1
Annual information form of the Registrant for the fiscal year ended December 31, 2024, dated March 26, 2025 (incorporated by reference to Exhibit 99.1 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2024 filed with the SEC on March 28, 2025 (File No. 001-37814) (the “Form 40-F”)).

4.2
Audited consolidated financial statements of the Registrant as at and for the years ended December 31, 2024 and December 31, 2023, together with the notes thereto (the “Annual Financial Statements”) and the report of independent registered public accounting firm thereon, dated February 19, 2025 (incorporated by reference to Exhibit 99.2 to the Form 40-F).

4.3	Management’s discussion and analysis of the Registrant relating to the Annual Financial Statements, dated February 19, 2025 (incorporated by reference to Exhibit 99.3 to the Form 40-F).
4.4
Unaudited condensed interim consolidated financial statements of the Registrant as at June 30, 2025 and for the three and six months then ended, together with the notes thereto (the “Q2 Interim Financial Statements”), dated August 5, 2025 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on August 5, 2025 (File No. 001-37814)).

4.5
Management’s discussion and analysis of the Registrant for the three and six months ended June 30, 2025 relating to the Q2 Interim Financial Statements, dated August 5, 2025 (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K filed with the SEC on August 5, 2025 (File No. 001-37814)).

4.6
Management information circular of the Registrant dated March 25, 2025, in connection with the annual and special meeting of shareholders of the Registrant held on May 8, 2025 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on April 8, 2025 (File No. 001-37814)).

5.1	Consent of PricewaterhouseCoopers LLP.
5.2	Consent of Guy Desharnais, Ph.D., P.Geo.
6.1	Powers of Attorney (included on the signature page of this Registration Statement).
7.1	Form of Indenture.
107	Filing Fee Table.
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Québec, on August 12, 2025.
OR ROYALTIES INC.
By:
/s/ Frédéric Ruel

Name:
Frédéric Ruel

Title:
Chief Financial Officer and Vice President, Finance

III-3

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Jason Attew, Frédéric Ruel and André Le Bel, or any of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on August 12, 2025.
Signature	Title
/s/ Jason Attew Jason Attew	President and Chief Executive Officer, Director (Principal Executive Officer)
/s/ Frédéric Ruel Frédéric Ruel	Chief Financial Officer and Vice President, Finance (Principal Financial and Accounting Officer)
/s/ Wendy Louie Wendy Louie	Director
/s/ Edie Hofmeister Edie Hofmeister	Director
/s/ Candace MacGibbon Candace MacGibbon	Director
/s/ Pierre Labbé Pierre Labbé	Director
/s/ William Murray John William Murray John	Director
/s/ David Smith David Smith	Director
/s/ Norman MacDonald Norman MacDonald	Chair of the Board of Directors
III-4

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on August 12, 2025.
Osisko Mining (USA) Inc.
By:
/s/ André Le Bel

Name:
André Le Bel

Title:
Secretary

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